Calculation of Filing Fee Tables
S-8
PERPETUA RESOURCES CORP.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	4,000,000	$ 24.67	$ 98,680,000.00	0.0001381	$ 13,627.71
Total Offering Amounts:						$ 98,680,000.00		$ 13,627.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,627.71
Offering Note
[1]	The Form S-8 registration statement to which this Exhibit 107.1 is attached registers the offer and sale of an additional 4,000,000 common shares, no par value (the "Common Shares"), of Perpetua Resources Corp. (the "Registrant") reserved and authorized for issuance under the Registrant's First Amendment to the Omnibus Equity Incentive Plan (the "Plan"). The Registrant has previously filed a registration statement on Form S-8 with respect to the 4,280,530 Common Shares originally reserved and authorized for issuance under the Plan prior to the approval of the amendment to the Plan at the Registrant's 2024 Annual General Meeting of Shareholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional Common Shares that become issuable under the Plan that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The offering price and registration fee are based on a price of $24.67 per share, which price is the average of the high and low prices for the Common Shares, as reported on the Nasdaq Global Market on March 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources